                                                      ITEM 14(a)3, EXHIBIT 10(v)




                          TESORO PETROLEUM CORPORATION

                 BOARD OF DIRECTORS DEFERRED COMPENSATION TRUST



         This agreement made and entered into by and between Tesoro Petroleum Corporation and Frost National Bank, a banking corporation, located in San Antonio, Bexar County, Texas, as Trustee.

         WHEREAS, Tesoro Petroleum Corporation adopted the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Plan effective April 1, 1995, and approved the establishment of this Trust for the Payment of benefits from that Plan;

         NOW, THEREFORE, in consideration of the mutual undertakings of each of the parties, the parties agree to the establishment of this Tesoro Petroleum Corporation Board of Directors Deferred Compensation Trust to read as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1 BOARD OF DIRECTORS. "Board of Directors" means the Board of Directors of Corporation.

1.2 CHANGE OF CONTROL. For purposes of this Agreement, a "change of control" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of Corporation in which Corporation is not the continuing or surviving corporation or pursuant to which shares of Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of Corporation where a majority of the Board of Directors of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were directors of Corporation immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of Corporation immediately prior to the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Corporation, or (ii) the shareholders of Corporation shall approve any plan or proposal for the liquidation or dissolution of Corporation, or (iii) (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities
         Act), other than Corporation or a subsidiary thereof or any employee benefit plan sponsored by Corporation or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Act) of securities of

         Corporation representing 20 percent or more of the combined voting power of Corporation's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of two years thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of Corporation shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by Corporation's shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

1.3 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.4 COMMITTEE. "Committee" means the persons who are from time to time serving as members of the committee administering the Plan.

1.5      CORPORATION.  "Corporation" means Tesoro Petroleum Corporation.

1.6 PARTICIPANT. "Participant" means a member of the Board of Directors of Corporation who is not otherwise employed by Corporation or a subsidiary of Corporation.

1.7 PLAN. "Plan" means the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Plan, as amended from time to time.

1.8      PLAN YEAR.  "Plan Year" means the calendar year.

1.9 SECURITIES ACT. "Securities Act" means the Securities Exchange Act of 1934, as amended from time to time.

1.10 TRUST. "Trust" means the Corporation Board of Directors Deferred Compensation Trust created by this agreement.

1.11 TRUSTEE. "Trustee" means Frost National Bank which is serving as trustee under this agreement or any successor or successors as shall be appointed pursuant to this agreement upon the resignation or removal of the previous person or entity serving as trustee under this agreement.

                                   ARTICLE II

                             ESTABLISHMENT OF TRUST

2.1 PURPOSE. This Trust is hereby established by Corporation and the Trustee for the sole purpose of creating a fund to provide for the payment of deferred compensation to the Plan Participants.

2.2 IRREVOCABLE SUBJECT TO CERTAIN EXCEPTIONS. Subject only to the exceptions in this section all contributions to, all assets held in, and all earnings of this Trust are solely and irrevocably dedicated to the payment of (a) the deferred compensation described in the Plan for the benefit of the Participants and (b) the reasonable expenses of administering the Trust until the Plan has been satisfied in full, at which time the Trust will terminate as provided in Section 10.3. Provided, however, the assets held in the Trust will be subject to judgment creditors of Corporation and will be subject to the general creditors of Corporation if Corporation becomes insolvent. To that end if the Trustee receives notice from Corporation pursuant to
         Section 5.3, the Trustee will suspend payment of all benefits under the Trust, and will hold all assets of the Trust for the benefit of Corporation's judgment creditors and/or general creditors as the case may be. Further, if the Trustee receives written allegations of Corporation's insolvency from any other source, the Trustee will suspend the payment of all benefits under the Trust, and will hold all of the Trust's assets for the benefit of Corporation's general creditors, and must determine within 30 days whether Corporation is solvent. However, the Trustee will resume payments, including any benefits suspended, if it determines Corporation is solvent. In the case of the Trustee's actual knowledge of a levy on the assets of the Trust by a judgment creditor or the Trustee's actual knowledge of or determination of Corporation's insolvency, the Trustee will deliver the assets of the Trust as directed by a court of competent jurisdiction.

                                  ARTICLE III

                     CONTRIBUTIONS AND PLAN ADMINISTRATION

3.1 CONTRIBUTIONS. Corporation may contribute in cash or assets to the Trust established for it the cost of providing benefits under the Plan for the Participants at such time or times and in the manner determined by Corporation.

3.2 ESTABLISHING CONTRIBUTION ACCOUNTS FOR PARTICIPANTS. Corporation will, at the time of its contribution, notify the Committee as to the Participant for which the contribution is made so that the Committee may maintain separate records for the accounts of the Participants who are being funded by the Trust.

3.3 VALUATION OF TRUST; ALLOCATION OF GAINS AND LOSSES TO PARTICIPANTS' ACCOUNTS. The Trustee will provide to the Committee, at intervals agreed upon by them, but no less often than once each Plan Year, a statement of the value of the Trust assets and the Trust income and losses.

3.4 RETURN OF EXCESS ASSETS TO COMPANY. Corporation may at any time request the plan consultant who administers the plan (or in the case of a Change of Control, administered it just prior to the Change of Control) to determine the present value of the Accounts as determined under the Plan. If the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the total of the Accounts of all Participants and Beneficiaries by 25 percent, Corporation may direct the Trustee to return to it all of the excess funds.



                                   ARTICLE IV

               POWERS, DUTIES AND RESPONSIBILITIES OF THE TRUSTEE

4.1 GENERAL RESPONSIBILITIES. The Trustee, has the exclusive responsibility for all of the Trust funds and all the powers necessary to receive, hold, preserve, protect, conserve, manage and invest the Trust funds as provided generally in this agreement and to pay all costs and expenses. The Trustee will be responsible only for the sums actually received by it as Trustee and will not be responsible for determining the amount necessary to fund the Trust or for collecting any contributions from Corporation.

4.2 INVESTMENT RESPONSIBILITY OF TRUSTEE. Except as set forth in the following paragraphs of this section, the Trustee is required to invest the Trust assets solely in U.S. Treasury obligations which mature in three years or less unless and until the Committee (a) issues a different investment direction, (b) directs the Trustee to assume full investment responsibilities for the Trust or (c) directs the Trustee to accept the direction of one or more investment managers appointed by the Committee. If the Committee issues an investment direction, permits the Trustee to assume full investment responsibility or appoints one or more investment managers to direct the investment of a portion of the Trust assets, the Trustee is authorized and empowered to hold any asset, whether or not productive of income or whether consisting of wasting assets, and to invest in any assets of any kind or nature, whether real, personal or mixed, whether tangible or intangible, in any rights or interests in property, or in any evidence or indicia of property, including but not limited to the following types of properties or interests therein, or anything of a similar character, kind or class: insurance contracts, fees, beneficial interests, leaseholds, bonds, whether taxable or non-taxable, mutual funds, mortgages, leases, notes, whether secured or not, obligations, savings accounts, certificates of deposit or like investments with the commercial department of any bank, including any bank acting as Trustee, common, pooled or collective trust funds which any corporate trustee or any other corporation may now have or in the future may adopt, or options, rights or warrants which entitle the Trustee to subscribe to or purchase securities, so long as the investments are made in accordance with the laws of the state of the situs of the Trust and the terms of this agreement.

         When the Trustee receives funds to be invested or determines that assets in the Trust fund should be sold and the proceeds held for a period of time pending reinvestment or other purpose, the funds may be held uninvested in cash or invested in short-term investments such as certificates of deposit with the Trustee, U.S. Treasury bills, savings accounts with the Trustee, commercial paper or other similar assets which may be offered by the Trustee and as may be determined by the Trustee in its sole discretion.

         Notwithstanding the first paragraph of this section, if there is a Change of Control, all funds deposited prior to the Change of Control are to be invested solely in U.S. Treasury obligations which mature in three years or less unless there have been insurance policies contributed to or purchased by the Trust prior to the Change of Control in which event they shall be transferred to Corporation for a corporation contribution in the amount of their terminal reserve value plus cash surrender value, if any, and if Corporation elects not to purchase said policies, the policies shall be distributed to the insured Participant.

4.3 INVESTMENT POWERS OF TRUSTEE. The Trustee has, subject to the requirements of Sections 4.1 and 4.2, the following powers, duties and obligations relating to the receipt, preservation, conservation, protection, management, investment and reinvestment of both principal and income and disposition of the Trust created by this agreement, as the Trust may be composed from time to time, in addition to all of the powers, duties and obligations of the Trustee under common law and the Texas Trust Code until the situs of the Trust is removed to another state in which event the laws of the state of the situs of the Trust will then govern:

         (a) To keep any and all securities and other property in its name provided that its fiduciary capacity is disclosed;

         (b) To vote, either in person or by proxy, any share of stock held as a part of the assets of the Trust fund;

         (c) To collect the principal and income of the Trust fund as the same may become due and payable and to give binding receipt therefor;

         (d) To take any action, whether by legal proceeding, compromise, or otherwise, as the Trustee in its sole discretion deems to be in the best interest of the Trust if there is a default in the payment of any principal or income of the Trust at any time;

         (e) To invest, sell and reinvest Trust assets in any assets it selects within the limits described in Sections 4.1 and 4.2;

         (f) To borrow from or loan such sums as the Trustee considers necessary or desirable, and for that purpose to mortgage or pledge all or any part of the property of the Trust;

         (g)     To substitute insureds on any policy held by the Trust; and

         (h) To employ such accountants, lawyers, brokers, or other agents as the Trustee deems advisable in administering the Trust funds.

         The Trustee will not be required to take any legal action to collect, preserve or maintain any Trust property unless it has been indemnified either by the Trust involved, or by Corporation with respect to any expenses or losses to which it may be subjected by taking that action. Any property acquired by the Trustee through the enforcement or compromise of any claim or claims it has as Trustee will become a part of the Trust fund.

4.4 PAYMENT AND DISTRIBUTION POWERS OF TRUSTEE. The Trustee has the following powers relating to payments and distributions to be made from the Trust funds.

         (a) Pursuant to the terms of the Plan to pay, distribute and deliver to a Participant any amounts due to him under the terms of the Plan;

         (b) Pursuant to the terms of Sections 2.2 and 5.3 to pay, distribute and deliver to any judgment creditor and/or general creditor, as the case may be, who qualified for it those sums determined to be due by the appropriate authority;

         (c) To pay out of the Trust fund all taxes of any nature levied, assessed or imposed upon the Trust fund, all reasonable expenses, including but not limited to, counsel fees, and the Trustee's compensation; and

         (d) Pursuant to the terms of Article III, upon receipt of a certification by the actuary that excess funds are held in the Trust, to return those excess funds to Corporation.

4.5 RELIANCE UPON REPRESENTATIONS OF TRUSTEE. All persons dealing with the Trustee are entitled to rely upon the representations of the Trustee as to its authority and are released from any duty to inquire into its authority for taking or omitting any action or to verify that any money paid or other property delivered to the Trustee is used by the Trustee for trust purposes. Any action of the Trustee under the Trust created by this agreement will be conclusive evidence of the facts recited in it. All persons will be fully protected when acting or relying upon any notice, resolution, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by those persons to be genuine, to have been signed by the Trustee, and to be the act of the Trustee.

4.6 DETERMINATION OF TRUSTEE'S OBLIGATIONS UNDER AGREEMENT; EMPLOYMENT OF COUNSEL. The Trustee may engage and consult with legal counsel of its choice, who may be counsel for Corporation or Trustee's own general counsel, with respect to the meaning or construction of this agreement or the Trustee's obligations or duties under this agreement.

4.7 WAIVER OF BOND, INVENTORY, RETURN AND REPORT TO COURT. The Trustee will not be required to give bond or other security for the faithful performance of its duties unless required by a law which cannot be waived; and the Trustee will not be required to make any inventory, return, or report to any court unless required by a law which cannot be waived.

4.8      NEGATION OF TRUSTEE ENGAGING IN BUSINESS ENTERPRISE.   Without regard
         to any other provision of this agreement and any powers given to the Trustee in this agreement, the Trustee will have no power to start, enter into, or otherwise engage in a business enterprise if the activities would constitute the carrying on of a trade or business within the meaning of Treasury Regulation Section 301.7701.

                                   ARTICLE V

                             NOTICES AND DIRECTIONS

5.1 PROPER NOTICE TO TRUSTEE. The Trustee will not be bound by any certificate, notice, resolution, consent, order, information or other communication unless and until it has been received at a location which is mutually agreeable to the parties and is in writing, signed by a person designated pursuant to Section 5.2.

5.2 TRUSTEE'S RELIANCE ON NOTICE BY COMMITTEE AND CORPORATION. The Trustee, in all matters pertaining to its management, investment and distribution of the Trust, when it acts in good faith, may rely upon any such notice, resolution, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine, to have been signed by a proper representative of the Committee or other party permitted to issue a direction to it. In this connection, Corporation and the Committee shall furnish to the Trustee the name and signature of the person or persons who are entitled to act on behalf of Corporation when communicating with or directing the Trustee on matters relating to the Trust.

5.3 NOTICE TO TRUSTEE OF CORPORATION'S INSOLVENCY. In the event of a levy by a judgment creditor or in the event of Corporation's insolvency during the term of the Trust, Corporation's Board of Directors and chief executive officer must give written notice to the Trustee within a reasonable time not to exceed three days of the levy or of a finding of insolvency, as the case may be. For this purpose "insolvency" means the earlier of: becoming subject to proceedings as a debtor under the federal Bankruptcy Code, the general assignment by Corporation to or for the benefit of its creditors, or the inability of Corporation to pay its debts as they mature.

                                   ARTICLE VI

                           TRUSTEE'S FEE AND EXPENSE

         The Trustee will receive such compensation for services rendered as is agreed upon from time to time between the Trustee and Corporation. Likewise, the Trustee will be reimbursed for expenses properly and actually incurred in the performance of its duties under this agreement. The Trustee's compensation and the expenses of the Trust will be paid by Corporation, but should it fail to do so, the Trustee is authorized to charge such compensation and expenses to the Trust.


                                  ARTICLE VII

                            LIABILITY OF THE TRUSTEE

7.1 TRUSTEE GENERALLY NOT LIABLE WHEN ACTING IN GOOD FAITH. The Trustee will not be liable to the Trust or to any person having a beneficial interest in the Trust for any losses or decline in value which may be incurred upon any investment of the Trust fund, or for failure of the fund to produce any or greater earnings, interest, or profits, so long as the Trustee acts in good faith.

7.2 TRUSTEE GENERALLY NOT LIABLE FOR ACT OR OMISSION AT DIRECTION OF COMMITTEE. The Trustee will not be liable for any act or omission by it because of a direction of the Committee, Corporation or agent appointed by either of them except to the extent required by any applicable state or federal law, which liability cannot be waived. When the Trustee has made any payment out of the Trust fund at the direction of the Committee, Corporation or any agent appointed by either of them, it will not be responsible for the correctness of the amount of the payment to the recipient, or the method by which it is paid. The Trustee is also protected in relying upon any certificate, notice, resolution, consent, order, or other communication purporting to have been signed on behalf of the Committee, Corporation or an agent appointed by either of them which it believes to be genuine, without any obligation on the part of the Trustee to ascertain whether or not the provisions of this agreement are being fulfilled.

7.3 INDEMNIFICATION OF TRUSTEE. The Trustee shall be indemnified and held harmless from any loss, liability, claim cost or expense (including attorney fees, court costs, and other costs in defending a lawsuit) arising out of its acting as Trustee of the Trust except for bad faith or gross negligence. The Trustee shall not be liable for the actions of any other fiduciary or the failure of any other fiduciary to take action in a given situation.

7.4 TRUSTEE'S POWER TO WITHHOLD FOR PAYMENT OF TAXES. The Trustee may, in its sole discretion, withhold from distribution all or any part of the fund which the Trustee considers necessary and proper for the payment of taxes under present or future laws, which the Trustee is obligated to pay or withhold.

7.5 TRUSTEE NOT REQUIRED TO PREPARE RETURNS OR REPORTS. The Trustee will not be required to prepare, file, or distribute any tax return or other report required by a governmental agency under state or federal law. All such returns or reports shall be the obligation of Corporation.

7.6 WHEN DETERMINING COURSE OF ACTION TRUSTEE MAY RELY UPON COMMITTEE. If at any time the Trustee is in doubt concerning the course which it should follow in connection with any matter relating to the administration of the Trust, it may request the advice of the Committee and be protected in relying upon the written advice or direction given by the Committee except during any four-year period beginning on the day a Change of Control occurs. During any such period the Trustee may not request and rely on the advice of the Committee.


                                  ARTICLE VIII

                   SETTLEMENT OF THE ACCOUNTS OF THE TRUSTEE

8.1 TRUSTEE'S MAINTENANCE OF RECORDS. The Trustee will keep all records necessary in the conduct of the Trust. The Trustee's books and records of the Trust fund are open to inspection by the Committee, Corporation and/or the Participants at all reasonable times during business hours of the Trustee.

8.2 TRUSTEE'S RENDERING OF ACCOUNTING TO COMMITTEE. Within 60 days after the close of each Plan Year, or such other times as requested by the Committee and as of the date of the removal or resignation of the Trustee, the Trustee must render to the Committee an accounting and report of the Trust fund for the Plan Year or other period that is applicable since the previous accounting. The report is to reflect the transactions for the period covered, the cost of assets and investments, the fair market value of the assets held in the Trust and the amount held for the funding of Corporation's obligation to the Participants as of the end of the Plan Year or such other date as is applicable. The report is to be open for inspection for 90 days after its receipt by the Committee, and if objections are not filed within that period of time, it is assumed that the report is approved. That approval will constitute a full and complete discharge and release to the Trustee by Corporation, all of the Participants and all other persons having or claiming any interest in any of the Trust fund.


                                   ARTICLE IX

            ACTION, RESIGNATION, REMOVAL AND SUBSTITUTION OF TRUSTEE

9.1 APPOINTMENT OF TRUSTEE AND OPERATION IF MULTIPLE TRUSTEES. One or more entities or one or more individuals will serve as Trustee, as determined from time to time by the members of the Board of Directors who are not eligible to participate in the Plan. When more than one entity and/or individual serves as Trustee, any action by the Trustees will be determined by the majority of the Trustees. Those actions will be binding upon all parties at interest. The entities and/or individuals who collectively act as Trustee may act by vote at a meeting or by a written consent without a meeting. Any act of more than one individual or entity serving as Trustee will be sufficiently evidenced if certified to by one of the individuals or entities serving as Trustee. Also, if there is more than one individual and/or entity serving as Trustee, one of the Trustees may be given authority to perform all administrative and ministerial duties. Any individual who serves as Trustee may be an employee of Corporation. Each Trustee will serve until a successor Trustee is named by the members of the Board of Directors who are authorized to appoint the Trustee or until his death or incapacity or his or its resignation or removal, in which event the members of the Board of Directors who are authorized to appoint the Trustee will name a successor Trustee.

9.2 RESIGNATION OF TRUSTEE. The Trustee or any successor Trustee may resign as Trustee at any time by filing with Corporation its or his written resignation. No resignation will take effect until 60 days from the date of notice unless prior to that time a successor Trustee has been appointed and he or it has accepted the office.

9.3 REMOVAL OF TRUSTEE. The Trustee or any successor Trustee may be removed by Corporation at any time. No removal will take effect until 60 days from the date of notice unless prior to that time a successor Trustee has been appointed and he or it has accepted the office and the Trustee consents to the earlier date.

9.4 NO VACANCY IN OFFICE OF TRUSTEE. Any vacancy in the office of Trustee created by the resignation or removal of the Trustee will not terminate the Trust. Upon removal or resignation of the Trustee, the members of the Board of Directors who are authorized to appoint the Trustee must appoint a successor Trustee.

9.5 APPOINTMENT OF SUCCESSOR TRUSTEE. The appointment of a successor Trustee will be accomplished by the delivery to the resigning or removed Trustee, as the case may be, of a written appointment of the successor Trustee by the members of the Board of Directors who are authorized to appoint the Trustee and the written acceptance of the appointment by the successor Trustee. Any successor Trustee must be one or more individuals (who may be employees of Corporation) or an entity authorized and empowered to conduct a trust business in the state of the situs of the Trust. This agreement will then be applicable to each successor Trustee.

9.6 APPOINTMENT OF SUCCESSOR TRUSTEE AFTER A CHANGE OF CONTROL. If a Trustee dies, becomes incapacitated, resigns or is removed contemporaneously with or following a Change of Control, notwithstanding anything to the contrary in this agreement, the members of the Board of Directors who are authorized to appoint the Trustee must receive the consent of a majority in interest of the Participants for whose account assets are held under the terms of this agreement in order to appoint a successor Trustee. If the members of the Board of Directors who are authorized to appoint the Trustee cannot obtain the consent of a majority in interest of the Participants to any Trustee acceptable to them, then an arbitrator will be appointed to select the new Trustee which will be appointed by the members of the Board of Directors who are authorized to appoint the Trustee. The arbitrator will be selected by permitting each of Corporation and the Participants (by a vote of the majority in interest) to strike one name each from a panel of three names obtained from the American Arbitrator Association. The person whose name is remaining will be the arbitrator.

9.7 VESTING OF RIGHTS, TITLES, POWERS IN SUCCESSOR TRUSTEE. Any successor Trustee, after acknowledging acceptance of this agreement, the Trust assets and the accounting of the retiring Trustee, will be vested with all the estates, titles, rights, powers, duties, and discretions granted to the retiring Trustee. The retiring Trustee must execute and deliver all assignments or other instruments necessary or advisable for the transfer of all Trust assets as are reasonably required by the successor Trustee.

9.8 CONTINUANCE OF CORPORATE TRUSTEE THROUGH MERGER. Any corporation into which any corporate Trustee or any successor corporate Trustee may be merged or consolidated, or any corporation resulting from any merger or consolidation to which any corporate Trustee or any successor corporate Trustee may be a party, or any corporation to which all or substantially all of the trust business of any corporate Trustee or any successor corporate Trustee may be transferred, will be a successor of such Trustee under this agreement without the filing of any instrument or the performance of any other act.


                                   ARTICLE X

                           AMENDMENT AND TERMINATION

10.1 CORPORATION'S RIGHT TO AMEND. The members of the Board of Directors who are not eligible to participate in the Plan will have the sole right to amend this agreement. An amendment must be made by an executed written agreement setting forth the nature of the amendment and its effective date. No amendment will make this agreement nor the Trust created by this agreement revocable or will divert the funds held in the Trust created by this agreement from the purposes set out in Section 2.2. No amendment will change a Participant's rights under any provision of this Trust after a Change of Control has occurred, without the affected Participant's consent, as to assets contributed to the Trust before the Change of Control and as to the accumulation of income and appreciation applicable to those assets. No amendment will increase the duties of the Trustee without its written consent.

10.2 AMENDMENTS NECESSARY TO COMPLY WITH STATE OR FEDERAL STATUTES. Corporation agrees to make any amendment to this agreement as may be necessary to maintain compliance with the various federal and state laws and any amendment may be made retroactively.

10.3 TERMINATION OF TRUST BY CORPORATION. The members of the Board of Directors who are not eligible to participate in the Plan may terminate the Trust only after all benefits to the extent funded by the Trust have been paid to the Participants who are funded by it, pursuant to the Plan, by executing and delivering to the Trustee a notice of termination which specifies the date on which the Trust will terminate. Upon termination, the Trustee will distribute to the Participants the assets certified to it by the Committee to be sufficient to fulfill all of the obligations of Corporation under the Plan at the time and in the form provided in it, and afterward, any Trust assets remaining will be allocated among the Participants in the ratio of each Participant's Account to the total value of all Participant Accounts. The Trust created under this agreement will automatically terminate upon a determination of the insolvency of Corporation.

         In that event, the Trustee shall deliver the Trust assets as directed by a court of competent jurisdiction. The Trust may also be terminated by Corporation, with the written consent of all of the Participants whose benefits are funded by it, if a tax, labor or other federal statute or regulation causes this Trust to become taxable, before distribution, to the Participant or to become unlawful. In that event, the Trustee will return the assets to the Corporation.

10.4     CONTINUANCE OF TRUST WHEN CORPORATION CONSOLIDATES, MERGES OR
         SELLS SUBSTANTIALLY ALL OF ITS ASSETS. The Trust created by this agreement will not terminate in the event Corporation consolidates or merges and is not the surviving corporation, sells substantially all of its assets, is a party to a reorganization in which its employees and substantially all of its assets are transferred to another entity, liquidates or dissolves if there is a successor corporation. Instead, the Trust will continue until it has fulfilled the obligations to its Participants as set forth in Section 2.2, at which time it will automatically terminate.


                                   ARTICLE XI

                                 MISCELLANEOUS

11.1 NO EMPLOYMENT COMMITMENT. The adoption and maintenance of the Trust created under this agreement will not be deemed to be a contract between Corporation and the Participants which gives the Participants the right to be retained on the Board of Directors of Corporation, to interfere with the rights of Corporation to remove the Participants, or to interfere with the Participants' rights to terminate their membership on the Board of Directors at any time.

11.2 NON-ALIENATION OF BENEFITS. No benefits payable or to become payable from the Trust will be subject to anticipation or assignment by the Participants or other persons entitled to receive benefits under the Trust; to attachment by, interference with, or control of any creditors of the Participants or other persons entitled to receive benefits under the Trust; or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of the Participants prior to their actual receipt by the Participants or other persons entitled to receive benefits under the Trust. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the Trust, any part of it, or any interest in it by a Participant, or any person entitled to secure benefits under the Trust, prior to distribution will be void, whether that conveyance, transfer, assignment, mortgage, pledge or encumbrance is intended to take place or become effective before or after any distribution of

         Trust assets or the termination of the Trust fund itself. The Trustee will never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Participant, or other person entitled to receive benefits under the Trust created under this agreement, of a Trust fund created under this agreement, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of a Participant, or other person entitled to receive benefits under the Trust, for any cause whatsoever.

11.3 GENDER AND NUMBER OF WORDS. Whenever the context requires it, words of the masculine, feminine or neuter gender will include one or both of the others; and words used in either the singular or the plural number will include the other.

11.4 TEXAS LAW APPLICABLE. The provisions of this agreement shall be construed, according to the laws of the state of Texas.

11.5 SEVERABILITY OF AGREEMENT. Each provision of this agreement is severable, and if any provision is found to be void or against public policy, it will not affect the validity of any other provision hereof.

11.6 DEFINITIONS. Any word not otherwise defined in this agreement shall have the meaning as defined in the Plan.

         IN WITNESS WHEREOF, Corporation and the Trustee have executed this agreement on this 23rd day of February 1995.

                                         TESORO PETROLEUM CORPORATION



                                         By /s/ WILLIAM T. VAN KLEEF
                                            ___________________________________
                                         William T. Van Kleef
                                         Vice President, Treasurer


                                         FROST NATIONAL BANK



                                         By ___________________________________
                                         Trust Officer